                           SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[_]  Preliminary Information Statement     [_]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                       CYPRESS FINANCIAL SERVICES, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant As Specified In Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                       CYPRESS FINANCIAL SERVICES, INC.
                         5400 Orange Avenue, Suite 200
                           Cypress, California 90630



To our Stockholders:


     On January 20, 1999, certain stockholders (the "Consenting Stockholders") of CYPRESS FINANCIAL SERVICES, INC. ("CYPRESS" or the "Company") executed written consents approving the following actions by the Company:

     1. Election of six (6) Directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified; and

     2. An amendment to the 1995 Stock Option Plan increasing the number of authorized shares of common stock reserved under the Plan from 450,000 to 950,000 shares.

The Board of Directors approved the above actions and fixed the close of business on November 30, 1998 as the record date for the determination of stockholders entitled to vote with respect to the above actions. The Consenting Stockholders, consisting of the Directors and certain other stockholders, whose shares represent approximately 70.1% of the Company's outstanding voting securities entitled to vote, have consented to the above actions. Therefore no annual meeting of stockholders will be held. Management is not soliciting proxies in connection with this Information Statement and stockholders are requested not to send proxies to the Company. A copy of the Company's Annual Report on Form 10-KSB for the year ended September 30, 1998, which includes certified financial statements of the Company, will be mailed with this Information Statement to all stockholders of record as of the record date.

     Your attention is directed to the enclosed Information Statement.

                         By Order of the Board of Directors


                         Farrest Hayden
                         Chairman of the Board



Cypress, California
January 30, 1999

                       CYPRESS FINANCIAL SERVICES, INC.
                         5400 Orange Avenue, Suite 200
                           Cypress, California 90630


                  ____________________________________________

                             INFORMATION STATEMENT
                  ____________________________________________

INTRODUCTION

     This Information Statement is furnished by the Board of Directors of CYPRESS FINANCIAL SERVICES, INC. (the "Company") in connection with (i) the election of directors and (ii) amendment of the Company's 1995 Stock Option Plan (the "Plan") pursuant to the written consent of the holders of a majority of the Company's outstanding voting securities. This Information Statement and enclosed materials are first being sent on or before the close of business on January 30, 1999, to stockholders of record as of November 30, 1998 (the "Record Date"). On January 20, 1999, the holders of a majority of the outstanding voting securities of the Company on the Record Date (the "Consenting Stockholders") executed written consents approving the above action. The Company will cause the election of directors and the amendment to the Plan to become effective 20 days after this Information Statement is first sent to the stockholders.

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The information included herein should be reviewed in conjunction with the financial statements, notes to financial statements, auditor's report and other information included in the Company's 1998 Annual Report on Form 10-KSB that is being mailed with this Information Statement to all stockholders of record as of the Record Date.

Outstanding Securities and Voting Rights

     As of the Record Date, there were issued and outstanding 6,527,571 shares of the Company's Common Stock, $.001 par value (the "Common Stock") and 345,000 shares of the Company's $.001 par value Preferred Stock (the "Preferred Stock") (collectively the "Voting Securities"), for the purpose of determining stockholders entitled to receive this Information Statement. The Consenting Stockholders, consisting of the Directors and certain other stockholders, held approximately 4,579,457 shares of Common Stock and 238,148 shares of Preferred Stock or approximately (70.1%) of the Company's issued and outstanding Voting Securities.

     Each holder of Voting Securities would normally be entitled to one vote in person or by proxy for each share of Voting Securities in his name on the books of the Company, as of the Record Date, on any matter submitted to the vote of the stockholders. However, under Nevada law, any action which may be taken at any stockholders' meeting may be taken by consent of the requisite number of stockholders required to take such action. The election of directors and the approval of the amendment to the Plan require the affirmative vote or written consent of a majority of the Company's outstanding Voting Securities. On November 30, 1998 the Consenting Stockholders, who hold in excess of 70% of the Company's outstanding Voting Securities, consented to the election of directors and approval of the amendment to the Plan as set forth herein. Therefore, the Company is not soliciting proxies and will not hold a meeting on these matters.

                             ELECTION OF DIRECTORS


Information Concerning Nominees

     The Bylaws of the Company authorize the Board of Directors to fix the number of directors up to a maximum of nine (9). The Board of Directors has currently fixed the number of directors at six (6), and nominated the incumbent directors for re-election to the Board. The seventh through ninth positions on the Board are vacant and are expected to be filled by vote of the Board of Directors when suitable candidates for the independent director positions are selected. Each director will be elected to hold office until the next annual meeting of stockholders and until his successor has been duly elected and qualified.

     All of the six (6) nominees for election to the Board of Directors are members of the current Board of Directors. Each of the nominees has consented to be named in this Information Statement and has consented to serve as a director. However, should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, the Board of Directors may recommend and nominate another person in the place and stead of such person. The Board of Directors has no reason to believe that any substitute nominee will be required.

     Farrest Hayden, 53, founded the Company as the Chief Executive Officer and Chairman of the Board in 1995 and currently serves as Chairman and President. Mr. Hayden is the founder, Chief Executive Officer and Director of Medical Control Services, Inc. ("MCSI") the Company's predecessor, which was founded in 1977.

     Otto J. Lacayo, 63, joined the Company as the Chief Financial Officer, Secretary and Director in 1995 and currently serves as Executive Vice President and Director. Mr. Lacayo is a co-founder, Executive Vice President and Director of MCSI, the Company's predecessor, since 1977.

     Manuel Occiano, 47, joined the Company as Chief Executive Officer and a Director in September 1998. He served as Executive Vice President and Chief Operating Officer of West Capital Financial Services, Corp., a division of SunAmerica Life from July 1996 to September 1998. He spent 13 years with Arthur Andersen LLP as senior manager directing financial services and business consulting practices for the San Diego office.

     Graham E. Gill, 68, was elected to serve as a Director in 1995. He has been the President of The Belgravia Fund (London) Ltd., a London-based mutual fund since 1990. He has also served as President of Euro-American Productions, Ltd. since 1989.

     Richard H. Keyes, 45, was elected as a Director in February 1998 and Vice Chairman on September 1, 1998. Mr. Keyes is a principal of Keyes Capital Corp., an investment banking firm, founded in 1993.

     Diane W. Dales, 42, was elected to serve as Director in 1998. She has served as Assistant Vice President at Pacific Life Insurance Company since January 1988 and is currently Director, Private Placements, at Pacific Life. She is responsible for the origination and monitoring of private placement securities and credit analysis of investment grade public securities.

Additional Executive Officers and Key Employees

     Messrs. Hayden, Occiano, Hindman and Lacayo currently serve as the executive officers of the Company along with Mr. Richard A. Keyes. See Information Concerning Nominees and the information below for biographical description of these individuals.

     John C. Hindman, 27, joined the Company on September 4, 1998 as Chief Financial Officer. Mr. Hindman served as Vice President of Finance for West Capital Financial Services from June 1996 until September 1998. From September 1993 to June 1996, he was employed by Arthur Andersen LLP in public accounting.

     Daniel R. Eder, 42, became Chief Operating Officer of the Company in July 1998. He has served as the General Manager of MCSI, the Company's predecessor, since 1987.

Board of Directors and Committees

     The Board of Directors meets during its fiscal year to review significant developments affecting the Company and to act on matters requiring board approval. The Board of Directors met six (6) times and acted by unanimous written consent eight (8) times during the 1998 fiscal year. During such period, all members of the Board participated in at least 75% of all Board and applicable committee meetings.

     The Board of Directors has established audit, executive, stock option and nominating committees to devote attention to specific subjects and to assist in the discharge of its responsibilities. The functions of those committees, their members and the number of meetings held during the 1998 fiscal year are described below:

     Audit Committee. The Audit Committee was established to recommend to the Board of Directors the appointment of the firm selected to be the independent public accountants for the Company and monitor the performance of such firm; to review and approve the scope of the annual audit and quarterly reviews and evaluate with the independent public accountants the Company's annual audit and annual financial statements; to review with management the status of the internal accounting controls; to evaluate any problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and to evaluate all public financial reporting documents of the Company. Mr. Gill and Ms. Dales are presently the members of the Audit Committee. The Audit Committee met on January 20, 1999 with Arthur Andersen LLP, the Company's accountants, in connection with their audit for the fiscal year ended September 30, 1998, and found no material deficiencies.

     Executive Committee. The Executive Committee is empowered to act in lieu of the Board of Directors on any matter except that for which the Board of Directors has specifically reserved authority to itself and except for those matters specifically reserved to the full Board of Directors by law. Messrs. Hayden, Occiano and Keyes are members of the Executive Committee. The Executive Committee met twice during the fiscal year.

     Stock Option Committee. The Stock Option Committee develops and administers incentive plans, including the Company's 1995 Stock Option Plan. Messrs. Hayden, Lacayo, and Gill are members of the Stock Option Committee, which held one meeting during the fiscal year.

     Nominating and Compensation Committee. The Nominating and Compensation Committee was established to recommend and nominate qualified persons to serve as independent directors of the Company and to determine the compensation of executive officers and key employees of the Company. Mr. Gill and Ms. Dales are presently the members of the Committee. The Committee has not adopted procedures for the consideration of nominees recommended by security holders. The Committee met three times during the fiscal year to recommend the election of three Directors.

     The Company compensates independent directors at the rate of $4,000 per year for service on the Board of Directors, plus $500 per Board meeting. The Board agreed to consider adopting an appropriate stock option formula for independent directors at a future meeting. The Company did not grant any stock options to any of the Company's independent directors during the fiscal year.

The Consenting Stockholders

     Stockholders of the Company, including all of the Directors of the Company, representing voting rights equal to at least 70.1 % of the shares entitled to vote on Company matters, have delivered written consent to the election of the above nominees as directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified as set forth in this Information Statement.

     The names of such stockholders and the number of shares of Common Stock and Preferred Stock such persons are entitled to vote on matters such as those proposed in this Information Statement are as follows:


                                   Number of Common              Percentage of
                                Shares Entitled to Vote           Common Stock
Name                               As of Record Date           As of Record Date
----                               -----------------           -----------------

Pacific Life Insurance Company (1)      2,000,000                   30.6%
Farrest Hayden                            879,109                   13.5%
Lacayo Family Trust (2)                   707,048                   10.8%
Keyes Family Trust (3)                    511,000                    7.8%
Euro-American Production, Ltd (4)         342,900                    5.3%
The Belgravia Fund, Ltd. (4)               73,400                    1.1%
Manuel Occiano                             66,000                    1.0%
                                        ---------                   ----

               Total:                   4,579,457                   70.1%



                                  Number of Preferred             Percentage of
                                Shares Entitled to Vote          Preferred Stock
Name                               As of Record Date            As of Record Date
----                               -----------------            -----------------
Farrest Hayden                            121,088                   35.1%
Otto Lacayo                               117,060                   33.9%
                                          -------                   -----
     Total:                               238,148                   69.0%


  (1) Ms. Dales, a director of the Company, is a director of Pacific Life Insurance Company ("Pacific Life"). Pacific Life is holder of the stock and Ms. Dales has voting power over these shares.
  (2) Mr. Lacayo, a director of the Company, is a Trustee for the Lacayo Family Trust, the holder of the stock.
  (3) Mr. Keyes, a director of the Company, is a Trustee for The Keyes Family Trust, the holder of the stock.
  (4) Mr. Gill, a director of the Company, is the President of the Belgravia Fund, Ltd and Euro-American Production, Ltd, the holders of the stock, and has voting power over these shares.

    These shares represent approximately 70.1% of the outstanding Voting Securities of the Company. Therefore, the proposals have been approved by written Consent of the Consenting Stockholders and will take effect 20 days after the Information Statement is sent to stockholders.

                            EXECUTIVE COMPENSATION


Summary Compensation Table

    The following table sets forth the annual and long-term cash and non-cash compensation paid by the Company for services rendered in all capacities during the fiscal years ended September 30, 1998, 1997 and 1996 to those persons who were, as of September 30, 1998, Chief Executive Officer and the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended September 30, 1998 (the "Named Officers"):



---------------------------------------------------------------------------------------------------------------------------
                                                                            Long-Term Compensation
---------------------------------------------------------------------------------------------------------------------------
                                   Annual
                                Compensation
                                                                             Awards           Payout
---------------------------------------------------------------------------------------------------------------------------
                                                                      Restricted                           All Other
Name and Principal     Fiscal                                           Stock      Options/     LTIP        Compen-
Position                Year    Salary($)    Bonus ($)    Other($)    Award(s)($)  SARs(#)    Payout($)   sation($)(1)
---------------------------------------------------------------------------------------------------------------------------
Farrest Hayden,         1998     221,000         -0-         -0-          -0-         -0-         -0-          -0-
Chairman of the Board   1997     221,000         -0-         -0-          -0-         -0-         -0-          -0-
and President           1996     225,000         -0-         -0-          -0-         -0-         -0-          -0-
---------------------------------------------------------------------------------------------------------------------------
Manuel Occiano, (2)     1998       7,500         -0-         -0-          -0-     300,000         -0-          -0-
Chief Executive         1997           0         -0-         -0-          -0-         -0-         -0-          -0-
Officer                 1996           0         -0-         -0-          -0-         -0-         -0-          -0-
---------------------------------------------------------------------------------------------------------------------------
Daniel R. Eder,         1998     127,023         -0-         -0-          -0-      50,000         -0-          -0-
Chief Operating         1997     126,929         -0-         -0-          -0-         -0-         -0-          -0-
Officer                 1996     108,125         -0-         -0-          -0-         -0-         -0-          -0-
---------------------------------------------------------------------------------------------------------------------------
John C. Hindman, (3)    1998       8,996         -0-         -0-          -0-     100,000         -0-          -0-
Chief Financial         1997           0         -0-         -0-          -0-         -0-         -0-          -0-
Officer                 1996           0         -0-         -0-          -0-         -0-         -0-          -0-
---------------------------------------------------------------------------------------------------------------------------
Otto J. Lacayo,         1998     114,000         -0-         -0-          -0-         -0-         -0-          -0-
Executive Vice          1997     120,095         -0-         -0-          -0-         -0-         -0-          -0-
President               1996     113,500         -0-         -0-          -0-         -0-         -0-          -0-
---------------------------------------------------------------------------------------------------------------------------
Richard H. Keyes, (4)   1998      30,000         -0-         -0-          -0-     250,000         -0-          -0-
CEO/Vice Chairman       1997           0         -0-         -0-          -0-         -0-         -0-          -0-
                        1996           0         -0-         -0-          -0-         -0-         -0-          -0-
---------------------------------------------------------------------------------------------------------------------------

(1) The remuneration described in the table does not include the cost to the Company of benefits furnished to the Named Officers, including premiums for health insurance and other personal benefits provided to such individuals in connection with their employment. The value of such benefits cannot be precisely determined; however, the Named Officers did not receive other compensation in excess of the lesser of $50,000 or 10% of such officers' cash compensation.
(2) Mr. Occiano began his employment with the Company on September 16, 1998 under a three-year contract. See "Employment Agreements" below.
(3) Mr. Hindman began his employment with the Company on September 1, 1998 under a three-year contract. See "Employment Agreements" below.
(4) Mr. Keyes served as Chief Executive Officer from February 18, 1998 to September 15, 1998 without cash compensation. Effective August 1, 1998 he was engaged by the Company as a consultant with compensation of $15,000 per month.

Employment Agreements

    Mr. Manuel Occiano serves as Chief Executive Officer under a three-year employment agreement expiring August 31, 2001. Mr. Occiano receives a base salary of $180,000 per year. His base salary may be increased up to 20% each year if he meets certain performance criteria as mutually agreed to with the Compensation Committee of the Board of Directors. He is eligible to participate in the management bonus pool to be established by the Board of Directors and is entitled, during 1999 only, to quarterly advances of $22,500 to be credited against the management bonus when earned. Mr. Occiano was granted options to purchase 300,000 shares of the Company's common stock at an exercise price of $1.3125 per share. None of the options are currently exercisable. 80,000 of the options are currently vested and the remaining options will vest at the rate of 20,000 additional per quarter until September 2001. Mr. Occiano also received a loan of $100,000 to purchase 66,000 shares of common stock on the open market. The loan is secured by a pledge of the common stock acquired.

    Mr. John C. Hindman serves as Chief Financial Officer under a three-year agreement expiring August 31, 2001. Mr. Hindman receives a base salary of $125,000 per year. He is eligible to participate in the management bonus pool to be established by the Board of Directors. Mr. Hindman was granted an option to purchase 100,000 shares of the Company' common stock at an exercise price of $1.3125 per share. None of the options are currently exercisable. 17,500 of the options are currently vested and the remaining options will vest at the rate of 7,500 per quarter until September 2001. Mr. Hindman also received a loan of $50,000 to purchase 33,000 shares of common stock on the open market. The loan is secured by a pledge of the common stock acquired.

     Mr. Richard H. Keyes serves as Vice Chairman of the Board of Directors. Under a Consulting Agreement with the Company, Mr. Keyes served as Chief Executive Officer from February 18, 1998 until its termination on September 15, 1998. In lieu of salary compensation, he received an option to purchase 250,000 shares of the Company's common stock at an exercise price of $1.00 per share which is fully vested. Mr. Keyes currently serves as a consultant to the Company and is compensated at the rate of $15,000 per month, on a month to month basis.

Stock Option Grants

    The Plan is discussed below in relation to action approved by the Board of Directors and the Consenting Stockholders. The following table sets forth information concerning stock options granted in the 1998 fiscal year to each member of the Board of Directors and Executive Officers.

                               Individual Grants
                               -----------------



                                        Percent of Total     Exercise
                                        Options Granted       Price
                                              to             or Base
                                       Employees During       Price        Expiration
Name                        Grant          the Year         Per Share         Date
----                       ---------   -----------------    ---------      -----------
Richard H. Keyes........    250,000          36%              $1.00          2/18/08
Manuel Occiano..........    300,000          43%              $1.3125        9/16/08
John C. Hindman.........    100,000          14%              $1.3125        9/04/08
Daniel R. Eder..........     50,000          7.0%             $1.03          6/01/08

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT


Certain Beneficial Owners and Management

     The following tables set forth information, as of November 30, 1998, concerning shares of the Company's Voting Securities beneficially owned by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Outstanding Voting Securities, and (ii) each director of the Company, and (iii) all officers and directors of the Company as a group. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him.

                                 Name and Address                      Amount and Nature of         Percent
Title of Class                   of Beneficial Owner                   Beneficial Ownership(1)      of Class
--------------                   -------------------                   --------------------         --------

Common Stock                     Pacific Life Insurance Company (2)          2,000,000               30.6%
                                 700 Newport Center Drive
                                 Newport Beach, CA 92660

Common Stock                     Farrest Hayden (3)                            879,109               13.5%
Preferred Stock                  5400 Orange Ave., Suite 200                   121,088               35.1%
                                 Cypress, CA 92026

Common Stock                     Lacayo Family Trust (4)                       707,048               10.8%
Preferred Stock                  5400 Orange Ave., Suite 200                   117,060               33.9%
                                 Cypress, CA 92026

Common Stock                     Tom J. Ziegler Family Trust (5)               628,828                9.6%
Preferred Stock                  5400 Orange Ave., Suite 200                   106,852               31.0%
                                 Cypress, CA 92026

Common Stock                     The Keyes Family Trust (6)                    761,000(6)             7.8%

Common Stock                     Euro-American Productions, Ltd. (7)           342,900                5.3%
                                 The Belgravia Fund, Ltd (7)                    73,400                1.1%

Common Stock                     Manuel Occiano (8)                             66,000                1.0%

Common Stock                     John C. Hindman (9)                            33,000                   *

All Directors and officers       Common Stock                                4,612,457               70.6%
as a Group (7 persons)           Preferred Stock                               238,148               69.0%

--------------------------
 *  Represents less than 1% of the class of shares
(1) Beneficial ownership is determined in accordance with the applicable rules under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership deemed outstanding of any other person. Percentage of ownership is based on 6,527,571 shares of Common Stock.
(2) Ms. Diane W. Dales, a director of the Company, is a director of Pacific Life Insurance Company.
(3) Mr. Farrest Hayden is Chairman of the Board.
(4) Mr. Otto J. Lacayo, a director of the Company, is a Trustee for the Lacayo Family Trust.
(5) Mr. Tom J. Ziegler is a Trustee for the Tom J. Ziegler Family Trust.
(6) Mr. Richard H. Keyes, a director of the Company, is a Trustee for The Keyes Family Trust. Includes options to purchase 250,000 shares of Common Stock at $1.00 per share granted under the 1995 Stock Option Plan, which are immediately exercisable.
(7) Mr. Graham E. Gill, a director of the Company, is the President of Euro-American Production, Ltd and the Belgravia Fund, Ltd.
(8) Mr. Manuel Occiano is a director of the Company and Chief Executive Officer.
(9) Mr. John C. Hindman is Chief Financial Officer.

                      Amendment to 1995 Stock Option Plan

     The Company's 1995 Stock Option Plan (the "Plan") was amended on August 20, 1998 by the Board of Directors to reserve an additional 500,000 shares of common stock under the Plan, increasing the number of shares for option grants under the Plan from 450,000 shares to 950,000 shares.

Background of the Plan

     The Plan, was originally adopted by the Board of Directors and approved by the Company's stockholders on October 30, 1995. The Plan originally reserved 450,000 shares of the Company's Common Stock for issuance under the Plan. The Board of Directors may amend the Plan, subject in certain cases to stockholder approval within 12 months after adoption. The Plan is administered by the stock option committee (the "Committee") appointed by the Board of Directors. Subject to the limitations set forth in the Plan, the Committee has the authority to determine to whom options will be granted; the size of each grant; the exercise price; the term during which an option may be exercised; the rate at which the options will vest; whether the options will qualify as "incentive" or "nonqualified" options; and all other terms and conditions of each grant.

     The Plan provides for granting of options to Directors, employees, consultants and advisors of the Company. The exact number of options to be granted to any single individual or class of individuals is within the discretion of the Committee and is not determinable. Such options may be either "incentive stock options" ("Incentive Options") as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not so qualify ("Nonqualified Options"). Only employees are eligible for the grant of Incentive Stock Options.

     All options are nontransferable. The maximum term of an option is ten years, but the option generally expires earlier if the optionee's service terminates. The exercise price of each stock option will not be less than 100 percent of fair market value of the underlying shares on the date of the grant. No options are exercisable until at least six months after the date of the option grant.

     Unless terminated earlier by the Board of Directors, the Plan will terminate on October 30, 2005. No additional options may be granted after the termination date, but options granted before the termination date will remain outstanding. The Board of Directors may amend the Plan at any time. Plan amendments are subject to stockholder approval only to the extent required by law.

Amendment of the Plan

     On August 20, 1998, the Board of Directors approved an amendment of the Plan, subject to stockholder approval, to increase the number of shares subject to the Plan from 450,000 shares to 950,000 shares. The number of shares subject to the Plan is being increased to provide for option grants in future years under the formula described above. As of September 30, 1998, options for 797,400 shares have been granted under the Plan leaving only 152,600 shares available for future option grants. If options to purchase the 950,000 shares authorized under the Plan were all granted and exercised, such shares would constitute approximately 14.6% of the Common Stock outstanding as of September 30, 1998.

Board Recommendation

     The Board of Directors believes that it is in the best interests of the Company and its stockholders to adopt the amendment to the 1995 Stock Options Plan to add an additional 500,000 shares for stock option grants under the Plan so that stock options will continue to be available to the Company as a means of attracting and adequately rewarding officers, directors and key employees of the Company and to provide them with an additional means of incentive compensation that reflects the Company's successful performance and increase in its stockholder value.

                                 ANNUAL REPORT


         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO, IS BEING MAILED TO EACH STOCKHOLDER TOGETHER WITH THIS INFORMATION STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITING TO THE COMPANY AT THE ADDRESS OF THE COMPANY SET FORTH ON THE COVER OF THIS INFORMATION STATEMENT.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that during the year ended September 30, 1998, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year.

                                OTHER BUSINESS

    No further business will be transacted by Written Consent to corporate action in lieu of meeting of stockholders to which this Information Statement pertains.

                        COSTS OF INFORMATION STATEMENT

    This Information Statement has been prepared by the Company and its Board of Directors, and the Company will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing, assembling, printing, and mailing the Information Statement and attached materials.
Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the Board of Directors of the Company determines that this is advisable.


                          By the order of the Board of Directors,


                          Farrest Hayden,
                          Chairman of the Board



Cypress, California
January 30, 1999

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